Filed pursuant to Rule 424(b)(5)

Registration No. 333-289600

Prospectus Supplement

(To Prospectus dated September 30, 2025)

Up to 37,500,000 Class A Ordinary Shares by the Selling Shareholders

Chanson International Holding

This prospectus supplement relates to the resale by certain selling shareholders described herein (the “Selling Shareholders”) of up to 37,500,000 Class A Ordinary Shares of US$0.08 par value each (the “Class A Ordinary Shares”). The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Class A Ordinary Shares registered herein on any stock exchange, market, or trading facility on which the Class A Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the Class A Ordinary Shares by the Selling Shareholders, but we will bear all costs, fees and expenses in connection with the registration of the Class A Ordinary Shares offered by the Selling Shareholders. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the Class A Ordinary Shares offered for resale through this prospectus. For information regarding the Selling Shareholders and the times and manner in which they may offer or sell Class A Ordinary Shares, see “Selling Shareholders” and “Plan of Distribution.”

As of the date of this prospectus supplement, the authorized share capital of the Company is US$165,000,000 divided into 2,055,000,000 Class A Ordinary Shares and 7,500,000 Class B Ordinary Shares of US$0.08 par value each (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as set forth in our amended and restated memorandum and articles of association currently in effect. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to fifty (50) votes per one Class B Ordinary Share. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. As of the date of this prospectus supplement, we have 38,907,905 Class A Ordinary Shares and 70,875 Class B Ordinary Shares issued and outstanding, respectively.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “CHSN.” On December 15, 2025, the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market was US$2.15 per share.

We are a holding company incorporated under the laws of the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in China and the U.S. and the VIEs in China. For accounting purposes, we control and receive the economic benefits of the VIEs through certain contractual arrangements (the “VIE Agreements”), which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIEs. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The United Family Group” and “Corporate History and Structure.” As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs.

Because we do not directly hold equity interests in the VIEs, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our Class A Ordinary Shares may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements with the UFG Entities and the UFG Operators may not be effective in providing control over the UFG Entities” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIEs have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Guangzhou) (“Dacheng”), we are not subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), under the Cybersecurity Review Measures that became effective on February 15, 2022, since we are not critical information infrastructure operator (“CIIO”) or online platform operator, and we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We have not been notified by relevant government departments or local authorities for data security assessment, and our data have not been publicly released as important data. Therefore, we do not need to declare our data for security assessment as important data to exit the country, under the Provisions on Regulating and Facilitating Cross-Border Data Flow that were promulgated by CAC and became effective on March 22, 2024. We are also not subject to network data security review by the CAC, since we currently do not conduct network data processing activities that affect or may affect national security, which we understand might otherwise subject us to the Regulation on Network Data Security Management. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. As advised by Dacheng, we are required to complete necessary filing procedures pursuant to the Trial Measures within three working days after the completion of this offering. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Notwithstanding the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our listing on a U.S. stock exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor prior to September 29, 2022, Friedman LLP (“Friedman”), which combined with Marcum LLP effective September 1, 2022, and our auditor for the period between September 29, 2022 and July 9, 2023, Marcum Asia CPAs LLP (“Marcum Asia”), which is a subsidiary of Marcum LLP, had been inspected by the PCAOB on a regular basis in the audit periods, and our new auditor Assentsure PAC (“Assentsure”) since July 10, 2023, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure is headquartered in Singapore, and is inspected by the PCAOB on a regular basis. None of the three auditors is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. See “Prospectus Summary—Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences.”

The cash transfers and transfers of other assets that occurred among our Company, our subsidiaries, and the VIEs included the following intercompany borrowings, raw material transfers, and product transfers: (i) during the fiscal year ended December 31, 2024, Xinjiang United Family received raw materials from the VIEs in the approximate amount of $4,197,240, and transferred cash (as working capital), raw materials and products to the VIEs in the approximate amount of $661,983, $1,603,664, and $2,983,019, respectively; and (ii) during the fiscal year ended December 31, 2023, Xinjiang United Family received from the VIEs cash and raw materials in the approximate amount of $1,542,178 and $1,400,536, respectively, and transferred to the VIEs raw materials and products in the approximate amount of $1,845,098 and $3,413,933, respectively. For more detailed discussion of how cash and other assets are transferred among our Company, our subsidiaries, and the VIEs, see “Prospectus Summary—Asset Transfers Between Our Company, Our Subsidiaries, and the VIEs,” “Prospectus Summary—Selected Condensed Consolidating Financial Schedule of Chanson International and Its Subsidiaries and the VIEs,” and our audited consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022 as incorporated by reference into this prospectus. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIEs by the PRC government to transfer cash. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIEs by the PRC government to transfer cash” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, as of the date of this prospectus, we do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures “Implications of Our Being an ‘Emerging Growth Company’” beginning on page 12 of this prospectus for more information.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement, page 15 of the accompanying prospectus and “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 16, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We filed with the SEC a registration statement on Form F-3 (File No. 333-289600) initially on September 16, 2025, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on September 30, 2025. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$300,000,000 of any combination, together or separately, of our Class A Ordinary Shares of US$0.08 par value each (the “Class A Ordinary Shares), debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“Chanson 23rd Street” are to Chanson 23rd Street LLC, a New York limited liability company, which is wholly owned by Chanson NY (as defined below);

●	“Chanson 3rd Ave” are to Chanson 1293 3rd Ave LLC, a New York limited liability company, which is wholly owned by Chanson NY;

●	“Chanson Broadway” are to Chanson 2040 Broadway LLC, a New York limited liability company, which is wholly owned by Chanson NY;

●	“Chanson Greenwich” are to Chanson 355 Greenwich LLC, a New York limited liability company, which was wholly owned by Chanson NY and dissolved on August 28, 2024;

●

“Chanson International,” “we,” “us,” “our Company,” or the “Company” are to Chanson International Holding, an exempted company with limited liability incorporated and registered under the laws of the Cayman Islands;

●	“Chanson NY” are to George Chanson (NY) Corp., a New York corporation, which is wholly owned by Xinjiang United Family (as defined below);

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Chanson International of US$0.08 par value each;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Chanson International of US$0.08 par value each;

●	“Deen Global” are to our wholly owned subsidiary, Deen Global Limited, a British Virgin Islands company;

●	“Jenyd” are to Deen Global’s wholly owned subsidiary, Jenyd Holdings Limited, a Hong Kong corporation;

●	“ordinary shares” or “Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“the operating entities” are to Xinjiang United Family and its branch offices, the VIEs, and the U.S. Stores (as defined below);

●	the “PRC Stores” are to a bakery chain consisting of 55 stores in business operated by Xinjiang United Family and the VIEs under our “George ChansonTM” brand in Xinjiang;

●	the “U.S. Stores” are to Chanson 23rd Street, Chanson Broadway and Chanson 3rd Ave;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“VIE” are to variable interest entity;

●	“Xinjiang” are to the Xinjiang Uygur Autonomous Region of the PRC; and

●	“Xinjiang United Family” or “our PRC subsidiary” are to Xinjiang United Family Trading Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Jenyd.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 15 of the accompanying prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entirety of these documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-14 of this prospectus supplement and on page 15 of the accompanying prospectus as well as “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report.

Our Corporate Structure

Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As of the date of this prospectus supplement, as a holding company with no material operations of our own, we conduct our business through:

(i)	an association between Xinjiang United Family and the VIEs known as the “United Family Group” or “UFG”: 53 of the entities that comprise UFG (each a “UFG Entity” and, collectively, the “UFG Entities”) are owned independently by the chairman of our board of directors (“the Chairman”), Mr. Gang Li, and two of the entities are owned independently by Ms. Hui Wang, the Marketing Director of Xinjiang United Family. Mr. Gang Li and Ms. Hui Wang are referred herein individually as a “UFG Operator” and collectively as the “UFG Operators.” For accounting purposes, we control and receive the economic benefits of the UFG Entities through the VIE Agreements, which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. For more details on the United Family Group, please see “—The United Family Group.” Our Class A Ordinary Shares are shares of Chanson International, the offshore holding company in the Cayman Islands, instead of shares of Xinjiang United Family or the UFG Entities. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIEs. As a result of our use of the VIE structure, investors may never directly hold equity interests in the UFG Entities;

(ii)	Xinjiang United Family and its three branches; and

(iii)	Chanson 23rd Street, Chanson 3rd Ave and Chanson Broadway.

On November 5, 2025, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors for a private placement offering (the “November 2025 Private Placement”) of 37,500,000 Class A Ordinary Shares at the subscription price of US$0.80 per Class A Ordinary Share. The investors have agreed to a one-year lock-up restrictions with the Company. The November 2025 Private Placement was consummated in November 2025 and the share issuance was completed on November 18, 2025. We intend to use the proceeds from the Private Placement for expanding manufacturing capacities, opening new stores and other general corporate purposes.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 33,750 Class A Ordinary Shares and 70,875 Class B Ordinary Shares beneficially owned by Gang Li, the 100% owner of Danton Global Limited, as of the date of this prospectus supplement.

(2)	Represents 3,375 Class A Ordinary Shares beneficially owned by Jihong Cai, the 100% owner of Haily Global Limited, as of the date of this prospectus supplement.

The following is a complete list of the stores of Xinjiang United Family and UFG as of the date of this prospectus, together with their recognized commercial name and relationship to Xinjiang United Family.

	Legal Name of Entity	Commercial Name	Nature of Entity
1	Urumqi Midong District George Chanson Bakery	Midong	Part of UFG – owned 100% by Mr. Gang Li and operated under VIE agreements among Mr. Gang Li, this entity, and Xinjiang United Family
2	Shayibake District Yining Rd. George Chanson Bakery	Dehui Wanda	Same as above
3	Changji George Chanson Bakery	Changji Huijia	Same as above
4	Tianshan District Xinhua North Rd. George Chanson Bakery	Hongshan	Same as above
5	Tianshan District Xinmin Rd. George Chanson Bakery	Beimen	Same as above
6	Tianshan District Minzhu Rd. George Chanson Bakery	Minzhu	Same as above
7	Tianshan District Jianquan No.3 Rd. George Chanson Bakery	Riyue Xingguang	Same as above
8	Tianshan District Jiefang North Rd. George Chanson Bakery	Wanyancheng	Same as above
9	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	Huarun Wanjia	Same as above
10	Xinshi District Changchun South Rd. George Chanson Bakery	Changchun Road	Same as above

11	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	Huijia Third Floor	Same as above
12	Xinshi District Suzhou East Rd. Chanson Bakery	Baishang	Same as above
13	Xinshi District South No.3 Rd. Chanson Bakery	Railway Bureau	Same as above
14	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	Economics Development Wanda	Same as above
15	Shayibake District Youhao South Rd. Chanson Bakery	Hongshan Lifestyle Store	Same as above
16	Shuimogou District South Nanhu Rd. George Chanson Bakery	Nanhu	Same as above
17	Xinshi District Hebei East Rd. George Chanson Bakery	Hebei Road Huarun	Same as above
18	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	Degang Wanda	Same as above
19	Shayibake District Karamay West Rd. Chanson Bakery	Xinbei Yuanchun	Same as above
20	Shayibake District Qitai Rd. Hemeijia Chanson Bakery	Dehui Wangda Fourth Floor	Same as above
21	Tianshan District Qingnian Rd. Chanson Bakery	Qingnian Road Haojiaxiang	Same as above
22	Xinshi District Liyushan North Rd. Hemeijia Bakery	Vanke Jincheng Huafu	Same as above
23	Xinshi District Changchun North Rd. Chanson Bakery	Gaoxin Wanda	Same as above
24	Shayibake District Youhao North Road Chanson Coffee Bakery	Soul●Song Meimei No. 2	Same as above
25	Tianshan District Jiefang North Rd. Chanson Coffee Bakery	Soul●Song Wanyan Cheng	Same as above
26	Tianshan District Wenhua Rd. Chanson Coffee Bakery	Soul●Song Wenhua Road	Same as above
27	Tianshan District Minzhu Rd. Heimeijie Coffee and Food Store	Soul●Song Minzhu Road	Same as above
28	Tianshan District Cuiquan Rd. George Chanson Bakery	Vanke Tianshanli	Same as above
29	Tianshan District Cuiquan Rd. Coffee and Food Store	Soul●Song Vanke Tianshanli	Same as above
30	Xinshi District Changchun North Rd. Chanson Coffee and Food Store	Soul●Song Gaoxin Wanda	Same as above
31	Tianshan District Wenhua Rd. Chanson Coffee and Food Store	Soul●Song Mali Hospital	Same as above
32	Urumqi Economics and Technology Development District Toutunhe Chanson Coffee and Food Store	Soul●Song Aidi Dajiang	Same as above
33	Tianshan District Dongquan Rd. United Family Chanson Bakery	Shijie Guanjun No.1	Same as above
34	Tianshan District Dongquan Rd. United Family Bakery	Shijie Guanjun No.2	Same as above
35	Shuimogou District Wenquan North Rd. United Family Chanson Bakery	Shijie Gongyuan	Same as above
36	Xinshi District Changchun South Rd. United Family Bakery	Meiju Phase Three Store	Same as above

37	Xinshi District Changsha Rd. United Family Chanson Bakery	Zhongnan Shangyue Cheng store	Same as above
38	Xinshi District Yinbin Rd. United Family George Chanson Bakery	Laiyin Zhuangyuan Store	Same as above
39	Xinshi District Suzhou East Rd. United Family Chanson Bakery	Xinzhou City Garden Store	Same as above
40	Tianshan District Dawan South Rd. Hemeijia George Chanson Bakery	Tianshan Vanke	Same as above
41	Shuimogou District Fengxiang Street Hemeijia George Chanson Bakery	Zijin Hui	Same as above
42	Shuimogou District Fengxiang Street Hemeijia Song Coffee and Food Shop	Soul●Song Zijin Hui	Same as above
43	Xinshi District Siping Road Hemeijia George Chanson Bakery	Tongjia Peacock Mansion	Same as above
44	Shayibake District Karamay West Street George Chanson Bakery	Karamay West Street	Same as above
45	Shayibake District, Altay Road, Hemeijia George Chanson Bakery	Jiaheyuan	Same as above
46	Shayibake District, Yangtze River Road, Hemeijia Chanson Bakery	Yangtze River Road	Same as above
47	Xinshi District Hebei East Road George Chanson Hemeijia Bakery	Kangcheng Golf	Same as above
48	Tianshan District, Zhongqiao Second Alley, Meijia Song Coffee and Food Shop	Soul●Song Zhongqiao Second Alley	Same as above
49	Gaoxin District (Xinshi District) Kashi East Road Chanson Hemeijia Bakery	Wuyue Garden City	Same as above
50	Gaoxin District (Xinshi District) Kashi East Road Hemeijia Song Coffee and Food Shop	Soul●Song Wuyue Garden City	Same as above
51	Gaoxin District (Xinshi District) East Station Road Chanson Hemeijia Bakery	Dongzhan Road Four Seasons Flower City	Same as above
52	Urumqi Midong District Chanson Bakery	Midong Wuyue Plaza	Same as above
53	Gaoxin District (Xinshi District) Beijing North Road Chanson Meijia Bakery	Jiafengyuan	Same as above
54	Shuimogou District Hongguangshan Rd. Chanson Bakery	Wuyue Square	Part of UFG – owned 100% by Ms. Hui Wang and operated under agreements among Ms. Hui Wang, this entity, and Xinjiang United Family
55	Xinshi District Beijing South Rd. George Chanson Bakery	Xidan	Same as above
56	Xinjiang United Family Trading Co., Ltd. Tianshan District Chanson Bakery	Tianbai	A branch office of Xinjiang United Family
57	Xinjiang United Family Trading Co., Ltd. Chanson Bakery Urumqi Branch	Wenhua	A branch office of Xinjiang United Family
58	Xinjiang United Family Trading Co., Ltd. Urumqi Meimei Chanson Bakery	Meimei	A branch office of Xinjiang United Family
59	Xinjiang United Family Trading Co., Ltd. Coffee Bakery Branch	Meimei No.3	A branch office of Xinjiang United Family
60	Xinjiang United Family Trading Co., Ltd. Ruitai Chanson Bakery	Ruitai	A store operated by Xinjiang United Family, not a separate legal entity
61	Chanson 23rd Street LLC	Chanson 23rd Street	A wholly owned indirect subsidiary of Xinjiang United Family
62	Chanson 1293 3rd Ave LLC	Chanson 3rd Ave	Same as above.
63	Chanson 2040 Broadway LLC	Chanson Broadway	Same as above.

For ease of reference, unless it is necessary to the understanding of the context to differentiate, throughout this prospectus we will refer to all the above entities collectively as our “stores” and, to the extent we refer to a specific entity listed in the table above, we refer to such entity by its commercial name.

The United Family Group

Each UFG Entity was established as an individually-owned business and, for accounting purposes, Xinjiang United Family controls the UFG Entities through the VIE Agreements, which enables us to consolidate the financial results of the UFG Entities in our consolidated financial statements. The VIE Agreements are designed so that the operations of the VIEs are solely for the benefit of Xinjiang United Family and ultimately, the Company, as a result of our direct ownership in Xinjiang United family. As such, under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIEs for accounting purposes only and must consolidate the VIEs because it met the conditions under U.S. GAAP to consolidate the VIEs.

UFG’s revenue accounted for 62%, 54%, and 39% of our total revenue for the years ended December 31, 2024, 2023, and 2022, respectively. As of the date of this prospectus, UFG consists of 55 VIEs. Our Chairman, Mr. Gang Li, is the sole owner of 53 UFG Entities, and Ms. Hui Wang, the Marketing Director of Xinjiang United Family, is the sole owner of two UFG Entities.

For more information about VIEs and the VIE Agreements, see “Item 3. Key Information— The United Family Group” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Business Overview

The PRC Stores and the U.S. Stores manufacture and sell a wide selection of bakery products, seasonal products (i.e. products sold during particular holiday seasons), and beverage products; some of these stores also offer eat-in services. The PRC Stores and the U.S. Stores currently focus their business in Xinjiang of the PRC and New York City, respectively. The PRC Stores and the U.S. Stores aim to make healthy, nutritious, and ready-to-eat food through advanced facilities and industry research and to create a comfortable, yet distinguishable store environment in which customers can enjoy their products.

The PRC Stores are a bakery chain consisting of 60 stores operated by Xinjiang United Family and the VIEs, under the “George●Chanson” brand in Xinjiang, and the U.S. Stores, which consist of three stores in the U.S., sell their products in New York City. Selling through directly-operated stores, instead of franchise stores, allows the operating entities to run their entire operation more efficiently and to exercise greater control over the quality of products and the presentation of their brand, and to better manage customer experience in the stores. The current customer base of the PRC Stores and the U.S. Stores consists of both individual and corporate customers. To expand their customer base, the PRC Stores and the U.S. Stores have developed a variety of marketing and sale strategies, such as increasing their presence on social media platforms, devising pricing and discounting programs, and improving customer in-store experience.

The PRC Stores manufacture the majority of bakery products in their central factory located in Urumqi, Xinjiang, prepare beverage products within the stores, and contract third-party manufacturers to produce seasonal products. The U.S. Stores bake bakery products, prepare breakfast, lunch and all-day brunch, bar food, and other light meals for eat in, and make beverage products all within the kitchen in the store. To ensure the quality and safety of their products, the PRC Stores and the U.S. Stores procure raw materials, including flour, eggs, and milk, from renowned suppliers with a record of consistently supplying high-quality raw materials over decades in the food industry. In addition, the PRC Stores and the U.S. Stores have implemented a rigorous quality control system covering their entire operation process and mandated internal training to improve their employees’ awareness and knowledge of food safety.

For the years ended December 31, 2024, 2023, and 2022, we had total revenue of $18,227,537, $17,252,662, and $13,272,075, respectively, and net income of $756,285, net income of $33,588, and net loss of $1,288,205, respectively. The PRC Stores accounted for 88.5%, 82.9%, and 71.6% of our total revenue for those fiscal years, respectively, and the U.S. Stores accounted for 11.5%, 17.1%, and 28.4%, respectively.

The PRC Stores primarily generate revenue through sale of bakery products, seasonal products, and beverage products. For the years ended December 31, 2024, 2023, and 2022, revenue derived from sale of bakery products accounted for 91.6%, 87.6%, and 91.7%, of the PRC Stores’ revenue, respectively, revenue derived from sale of seasonal products accounted for 6.1%, 9.1%, and 7.3%, respectively, and revenue derived from sale of beverage products accounted for 2.3%, 3.3%, and 1.0%, respectively.

The U.S. Stores primarily generate revenue through offering eat-in services and sale of bakery products and beverage products. For the years ended December 31, 2024, 2023, and 2022, revenue derived from offering eat-in services accounted for 14.5%, 27.0%, and 29.6% of the U.S. Stores’ revenue, respectively, revenue derived from sale of bakery products accounted for 24.3%, 15.1%, and 16.2%, respectively, and revenue derived from sale of beverage products accounted for 61.2%, 57.9%, and 54.2%, respectively.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	trendy brand reflecting healthy food concepts;

●	strict quality control;

●	advanced industry research and constant product innovation;

●	advantageous information management system;

●	well-developed distribution network in Xinjiang; and

●	experienced management and professional teams.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by pursuing the following strategies:

●	expand into new markets by opening new stores;

●	enhance in-store customer experience and customer services;

●	keep implementing healthy and nutritious diet principles in product development; and

●	increase brand awareness.

Inflation and Supply Chain Impacts

As of the date of this prospectus supplement, the PRC Stores have not been materially impacted by inflation or supply chain disruptions as their raw material, electricity, and fuel prices and labor costs remain stable and the PRC Stores have been regularly introducing new products and adjusting the prices for their existing products.

Rising inflation, geopolitical conflicts, including the recent war in Ukraine, and the related supply chain disruptions have had a direct or indirect impact on the business and operations of the U.S. Stores.

The annual inflation rate in the U.S. was 2.9% in 2024, according to the Council of Economic Advisers. Increases in the inflation rate of prices of commodities that are inputs to the products and services of the U.S. Stores, such as agricultural and energy commodities, have led to higher raw material, fuel, freight, warehousing, and labor costs and operating expenses. If the disposable income of the customers of the U.S. Stores does not increase at a similar rate as inflation does, the U.S. Stores’ sales could suffer, which could materially and adversely affect their business and financial condition and cause the U.S. Stores to have additional working capital needs. However, the U.S. Stores cannot predict whether or how long the higher inflation rates will persist. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The operating entities’ inability to source raw materials or other inputs of an acceptable type or quality could adversely affect their results of operations” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

In addition, although the U.S. Stores do not have any operations outside of the U.S. nor any business relationships, connections to, or assets in, Russia, Belarus, or Ukraine, their business, financial condition, and results of operations have been, and could continue to be, indirectly and adversely affected by the ongoing military conflict between Russia and Ukraine. Such impact arises from: (i) volatility in the global supply of wheat, corn, barley, sunflower oil, and other agricultural commodities; (ii) higher food prices due to supply constraints and the general inflationary impact of the war; (iii) increases in energy prices globally, in particular for electricity and fossil fuels, such as crude oil and natural gas, and related transportation, freight, and warehousing costs; and (iv) disruptions to logistics and supply chains. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The PRC Stores and the U.S. Stores are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Their business, financial condition, and results of operations may be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

The impact of supply chains of the U.S. Stores from rising inflation and geopolitical tensions primarily consists of (i) higher purchase prices and fuel, freight, and warehousing costs for raw materials and other products, (ii) delays in the manufacturing, processing, and transportation of raw materials and other products; and (iii) logistics and operational disruptions. Future interruptions or friction in the supply chains of the U.S. Stores, as well as anticipation of interruptions or friction, may cause them to be unable to meet customer demand, retain extra inventory, and make operational plans with less precision. Each of these impacts, if the U.S. Stores are affected more than their competitors, could materially and adversely affect their business, adversely impact their prices and/or margins, and cause them to have additional working capital needs.

In 2022, to mitigate the increases in costs and expenses described above, the U.S. Stores implemented more stringent and accurate inventory management and upgraded their menus to introduce new products, such as the cocktail products, with higher prices and increase the prices of existing products. However, if the costs and expenses described above continue to increase, there can be assurance that the U.S. Stores can continue to increase prices to maintain their margins. Lower margins could adversely impact the profitability of the businesses of the U.S. Stores. If the amounts the U.S. Stores charge their customers increase at a rate that is either unaffordable to their customers or insufficient to compensate for the rise in their material costs and operational expenses, their business may be materially and adversely affected, their product margin may deteriorate, and they may have additional working capital needs. We do not believe that such mitigation efforts have introduced any other new material risks, including, but not limited to, those related to product quality or reliability or regulatory approval. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The inability of the PRC Stores and the U.S. Stores to pass on price increases for materials or other inputs to their customers could adversely affect our results of operations” in the 2024 Annual Report, which is incorporated in this prospectus by reference. In order to mitigate the potential adverse impact of price increases on their financial condition and results of operations, the U.S. Stores plan to continue to improve their operating efficiency and further strengthen their bargaining power with their suppliers through the continued expansion of their store network.

Risks Associated with being based in the PRC

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIEs have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review with the CAC under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We have not been notified by relevant government departments or local authorities for data security assessment, and our data have not been publicly released as important data. Therefore, we do not need to declare our data for security assessment as important data to exit the country, under the Provisions on Regulating and Facilitating Cross-Border Data Flow that were promulgated by CAC and became effective on March 22, 2024. We are also not subject to national security review by the relevant authorities, since we currently do not conduct network data processing activities that may affect national security, which we understand might otherwise subject us to the Regulation on Network Data Security Management. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or the PRC operating entities’ ability to conduct business or our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiary and the VIEs engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, we are required to complete the filing procedures within three working days after the completion of this offering. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report, which is incorporated in this prospectus by reference. Other than the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor prior to September 29, 2022, Friedman, which combined with Marcum LLP effective September 1, 2022, and our auditor for the period between September 29, 2022 and July 9, 2023, Marcum Asia, had been inspected by the PCAOB on a regular basis in the audit periods, and, Assentsure, our new auditor since July 10, 2023, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure is headquartered in Singapore, and will be inspected by the PCAOB on a regular basis. None of the three auditors is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the “Consolidated Appropriations Act” was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Permissions Required from PRC Authorities

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Further, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to subsequent securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures state that any post-listing follow-on offering by an issuer in a same overseas market, including issuance of shares, convertible notes where it has previously offered and other similar listed securities, shall be subject to filing requirement with the CSRC within three business days after the completion of the offering.   If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Mergers & Acquisitions and Overseas Listings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

Based on the foregoing, we are required to complete the filing procedures in relation to this offering within three working days after the completion of this offering pursuant to the Trial Measures.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, our subsidiaries, or the VIEs to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Other than the foregoing, as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission or approval from any PRC authorities for our subsidiaries or the VIEs’ operations and to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. Pursuant to the PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules, any dividends paid by Xinjiang United Family to Jenyd will be subject to a withholding tax rate of 10%. However, if Jenyd is determined by the relevant PRC tax authority to have satisfied the relevant conditions and requirements under the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (“Double Tax Avoidance Arrangement”) and other applicable laws, the 10% withholding tax on the dividends Jenyd receives from Xinjiang United Family may be reduced to 5%. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Current PRC regulations permit our indirect PRC subsidiary to pay dividends to Jenyd only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Class A Ordinary Shares or Class B Ordinary Shares.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies, without prior approval of State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Specifically, without prior approval of SAFE, cash generated from the operations in PRC may be used to pay dividends to our Company. As of the date of this prospectus, our PRC subsidiary, Xinjiang United Family, has conducted the foreign exchange registration related to our Company under the existing PRC foreign exchange regulations, which enables our PRC subsidiary to legally distribute their earnings to our Company.

Our Company’s ability to settle amounts owed under the VIE Agreements relies upon payments made from the VIEs to Xinjiang United Family in accordance with the VIE Agreements. For services rendered to the UFG Entity by Xinjiang United Family under the Exclusive Service Agreement, Xinjiang United Family is entitled to collect a service fee equal to the net profit after tax of the UFG Entity. Pursuant to the Call Option Agreement, Xinjiang United Family may at any time and under any circumstances, require the UFG Operator to transfer, at its discretion, to the extent permitted under PRC law, all or part of the UFG Operator’s assets in the UFG Entity to Xinjiang United Family (or its designee). For restrictions and limitations on our ability to settle amounts owed under the VIE Agreements, please see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements with the UFG Entities and the UFG Operators may not be effective in providing control over the UFG Entities” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government determines that the VIE Agreements do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIEs, and our Class A Ordinary Shares may decline in value or become worthless” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are not required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our IPO.

We intend to take advantage of all of these reduced reporting requirements and exemptions, other than the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

As disclosed in the prospectus, before the completion of the November 2025 Private Placement, Mr. Gang Li owned a majority of the aggregate voting power of out issued and outstanding ordinary shares and was able to determine all matters requiring approval by our shareholders. As a result, we were deemed to be a “controlled company” under Nasdaq Listing Rules Nasdaq Listing Rules 5615(c). As a controlled company, we were permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements. However, we did not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we were deemed a controlled company.

Following the completion of the November 2025 Private Placement, Mr. Gang Li no longer owns a majority of the aggregate voting power of our issued and outstanding ordinary shares and will not be able to determine all matters requiring approval by our shareholders. As such, we will not be deemed a “controlled company” under Nasdaq Listing Rules 5615(c).

Corporate Information

Our principal executive offices are located at B9 Xinjiang Chuangbo Zhigu Industrial Park, No. 100 Guangyuan Road, Shuimogou District, Urumqi, Xinjiang, China 830017, and our phone number is +86-0991-2302709. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002 Cayman Islands, and the phone number of our registered office is +1-345-949-8599. We maintain corporate websites at www.ir.chanson-international.net, www.patisseriechanson.us, and www.thymebarnyc.com. The information contained in, or accessible from, our websites or any other website does not constitute a part of this prospectus. Our agent for service of process in the U.S. is George Chanson (NY) Corp., located at 41 Madison Avenue, New York, NY 10010.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

THE OFFERING

Class A Ordinary Shares offered by us	None

Ordinary Shares outstanding before this offering	38,907,905 Class A Ordinary Shares and 70,875 Class B Ordinary Shares

Ordinary Shares outstanding after this offering	38,907,905 Class A Ordinary Shares and 70,875 Class B Ordinary Shares

Use of proceeds	We are not selling any resale shares under this prospectus and will not receive any proceeds from the sale of the resale shares. We are paying however all of the fees and expenses in connection with the registration of the resale shares.

Risk factors	Your investment in the resale shares involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	“CHSN”

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SHAREHOLDERS

The 37,500,000 Class A Ordinary Shares being offered by the Selling Shareholders are those issued to the Selling Shareholders pursuant to a share purchase agreement between the Company and certain investors dated as of November 5, 2025. The issuance of 37,500,000 Class A Ordinary Shares was completed on November 18, 2025. We are registering the Class A Ordinary Shares in order to permit the Selling Shareholders to offer the Class A Ordinary Shares for resale from time to time. The term “Selling Shareholder” includes the securityholder listed in the table below and its permitted transferees. We may amend or supplement this prospectus from time to time in the future to update or change the Selling Shareholders list.

Other than the relationships described herein, to our knowledge, no Selling Shareholder has had any material relationship with us within the past three years.

Any Selling Shareholder that is an affiliate of broker-dealers and any participating broker-dealers would be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to the Selling Shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, the Selling Shareholder is not broker-dealers or affiliates of broker-dealers.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Class A Ordinary Shares by the Selling Shareholders. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholders, based on its ownership of the Class A Ordinary Shares as of December 16, 2025.

The third column lists the Class A Ordinary Shares being offered by this prospectus by the Selling Shareholders.

As explained below under “Plan of Distribution,” we have agreed with the Selling Shareholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

The following table sets forth details regarding the offering of the Selling Shareholder’s Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus.

Name of Selling Shareholders	Class A Ordinary Shares Beneficially Owned Prior to Offering(1)(3)	Percentage of Class A Ordinary Shares Beneficially Owned Prior to Offering(1)(2)	Class A Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in Offering(1)	Percentage of Class A Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in Offering(1)(2)
Dynasty Brave Management Limited (4)	1,650,000	4.24%	-	-
Sorrel Willow Company Limited (5)	1,650,000	4.24%	-	-
Wonder Galaxy Investment Limited (6)	1,687,500	4.34%	-	-
Fortune Universe Company Limited (7)	1,687,500	4.34%	-	-
Rock Jasper Investment Company Limited (8)	1,687,500	4.34%	-	-
Sincere Talent Investment Limited (9)	1,575,000	4.05%	-	-
Tiny Serendipity Company Limited (10)	1,575,000	4.05%	-	-
Vanity Glow Management Limited (11)	1,687,500	4.34%	-	-
Yosmite Unanimous Investment Limited (12)	1,800,000	4.63%	-	-
LLQ Group LTD (13)	3,750,000	9.64%	-	-
WK Group LTD (14)	3,750,000	9.64%	-	-
YYJ Group LTD (15)	3,750,000	9.64%	-	-
Hong Kong Mylar Industrial Limited (16)	3,750,000	9.64%	-	-
Domat (Hong Kong) Holding Limited (17)	3,750,000	9.64%	-	-
Rino Group LTD (18)	3,750,000	9.64%	-	-

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Class A Ordinary Shares subject to options or warrants currently exercisable, or exercisable within 60 days of December 16, 2025, are counted as outstanding for computing the percentage of the Selling Shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other Selling Shareholder.

(2)	The percentage of beneficial ownership prior to the offering is calculated based on 1,407,905 Class A Ordinary Shares issued and outstanding as of December 16, 2025. The percentage of beneficial ownership after the offering is calculated based on 38,907,905 Class A Ordinary Shares outstanding as of December 16, 2025 (the issuance of 37,500,000 Class A Ordinary Shares under November 2025 Private Placement share was completed on November 18, 2025).

(3)	This column lists the number of our Class A Ordinary Shares beneficially owned by Selling Shareholders as of December 16, 2025.

(4)	Dynasty Brave Management Limited is controlled by Yongchao Wang. The registered address of Dynasty Brave Management Limited is 65 LB T3 The Capitol Lohas Park 1 Lohas Park Road, Sai Kung, Hong Kong.

(5)	Sorrel Willow Company Limited is controlled by Hong Yang. The registered address of Sorrel Willow Company Limited is 1105 Stag Building 148 Queen's Road, Central Central, Hong Kong.

(6)	Wonder Galaxy Investment Limited is controlled by Shuying Song. The registered address of Wonder Galaxy Investment Limited is 19A TI Cetus Square Mile 18 Ka Shin Street, Tai Kok Tsui, Hong Kong.

(7)	Fortune Universe Company Limited is controlled by Xiaojiao He. The registered address of Fortune Universe Company Limited is 19A TI Cetus Square Mile 18 Ka Shin Street, Tai Kok Tsui, Hong Kong.

(8)	Rock Jasper Investment Company Limited is controlled by Guisheng Zhang. The registered address of Rock Jasper Investment Company Limited is 19A TI Cetus Square Mile 18 Ka Shin Street, Tai Kok Tsui, Hong Kong.

(9)	Sincere Talent Investment Limited is controlled by Yu Sun. The registered address of Sincere Talent Investment Limited is 1105 Stag Building 148 Queen's Road, Central Central, Hong Kong.

(10)	Tiny Serendipity Company Limited is controlled by Xuwei He. The registered address of Tiny Serendipity Company Limited is 65LB T3 The Capitol Lohas Park 1 Lohas Park Road, Sai Kung, Hong Kong.

(11)	Vanity Glow Management Limited is controlled by Fan Li. The registered address of Vanity Glow Management Limited is 10A09, 10/F Ka Ming Court 688-690 Castle Peak Road, Lai Chi Kok, Hong Kong.

(12)	Yosmite Unanimous Investment Limited is controlled by Fang He. The registered address of Yosmite Unanimous Investment Limited is 1105 Stag Building 148 Queen's Road, Central Central, Hong Kong.

(13)	LLQ Group LTD is controlled by Lanqing Li. The registered address of LLQ Group LTD is Craigmuir Chambers, Road Town, Tortala, VG 1110, British Virgin Islands.

(14)	WK Group LTD is controlled by Kun Wang. The registered address of WK Group LTD is Craigmuir Chambers, Road Town, Tortala, VG 1110, British Virgin Islands.

(15)	YYJ Group LTD is controlled by Yingjing Ye. The registered address of YYJ Group LTD is Craigmuir Chambers, Road Town, Tortala, VG 1110, British Virgin Islands.

(16)	Hong Kong Mylar Industrial Limited is controlled by Jianhai Lin. The registered address of Hong Kong Mylar Industrial Limited is Room 1002, 10/F, Easey Commercial Building, 253-261 Hennessy Road, Wan Chai, Hong Kong.

(17)	Domat (Hong Kong) Holding Limited is controlled by Ruoru Wu. The registered address of Domat (Hong Kong) Holding Limited is Room 1002, 10/F, Easey Commercial Building, 253-261 Hennessy Road, Wan Chai, Hong Kong.

(18)	Rino Group LTD is controlled by Edward Nie. The registered address of Rino Group LTD is 1st Floor, Ellen Skelton Building, 3076 Sir Francia Drake's Highway, Road Town, Tortola, VG1110, British Virgin Islands, .

PLAN OF DISTRIBUTION

We are registering the Class A Ordinary Shares issued to Selling Shareholders to permit the resale of these Class A Ordinary Shares by the holders of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Class A Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Selling Shareholders’ Class A Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Class A Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Class A Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the Class A Ordinary Shares by other means not described in this prospectus. If the Selling Shareholders affect such transactions by selling Class A Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Class A Ordinary Shares for whom they may act as an agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Class A Ordinary Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Class A Ordinary Shares short and deliver Class A Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Class A Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Class A Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the Class A Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Class A Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

We will pay all expenses of the registration of the Class A Ordinary Shares, estimated to be $91,328 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Class A Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

Lock-Up

Pursuant to the securities purchase agreement in connection with the November 2025 Private Placement, each Selling Shareholder agreed to lock-up restrictions with the Company where it will not sell or transfer the Company’s securities for one-year following the consummation of the November 2025 Private Placement, subject to customary exceptions.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Dacheng.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2024, and for each of the two years in the period ended December 31, 2024, incorporated by reference into this prospectus from our 2024 annual report on Form 20-F for the year ended December 31, 2024, have been audited by Assentsure, an independent registered public accounting firm, as stated in their report. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Assentsure is located at 180B Bencoolen Street, #03-01, Singapore 189648.

The consolidated financial statements as of December 31, 2022, and for the year ended December 31, 2022, incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended December 31, 2024, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report (which report is dated May 1, 2023), given upon their authority as experts in auditing and accounting. This report contains an explanatory paragraph regarding the adjustments described in Note 17 to retrospectively apply the changes to 2022 numbers and disclosures as a result of the adoption of ASU 2023-07, Segment Reporting. They were not engaged to audit, review or apply any procedures to these adjustments. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on April 8, 2025, May 13, 2025, June 18, 2025, July 29, 2025, August 21, 2025, August 22, 2025, September 5, 2025, October 23, 2025, November 7, 2025 and November 14, 2025;

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on March 24, 2023, the description of securities contained in the exhibit 2.2 to the 2024 Annual Report filed with the SEC on April 4, 2025;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 4, 2025, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Chanson International Holding

No. 8 Banhouhaichuan Rd

Xiqin Town, Yanping District

Nanping City, Fujian Province, China 353001

+86 0599 8508022

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and the Company’s website at CHSN.cn.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

$300,000,000 of

Class A Ordinary Shares

Warrants

Rights

and

Units

Chanson International Holding

This is an offering of the securities of Chanson International Holding, a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our Class A ordinary shares of par value US$0.08 each (“Class A Ordinary Shares”), warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, warrants, rights, and units.

In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our Class A ordinary shares held by them. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, please see “Plan of Distribution” in this prospectus.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “CHSN.” On September 15, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $2.95 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of September 15, 2025, was approximately $4,043,801, which was calculated based on 1,370,780 Class A Ordinary Shares held by non-affiliates and the price of $2.95 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on September 15, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 15 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We and selling shareholders may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are a holding company incorporated under the laws of the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in China and the U.S. and the VIEs in China. For accounting purposes, we control and receive the economic benefits of the VIEs through certain contractual arrangements (the “VIE Agreements”), which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. Our securities offered in this offering are securities of Chanson International, the offshore holding company in the Cayman Islands, instead of securities of our subsidiary or the VIEs in China. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIEs. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The United Family Group” and “Corporate History and Structure.” As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs.

Because we do not directly hold equity interests in the VIEs, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our Class A Ordinary Shares may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements with the UFG Entities and the UFG Operators may not be effective in providing control over the UFG Entities” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIEs have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Guangzhou) (“Dacheng”), we are not subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), under the Cybersecurity Review Measures that became effective on February 15, 2022, since we are not critical information infrastructure operator (“CIIO”) or online platform operator, and we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We have not been notified by relevant government departments or local authorities for data security assessment, and our data have not been publicly released as important data. Therefore, we do not need to declare our data for security assessment as important data to exit the country, under the Provisions on Regulating and Facilitating Cross-Border Data Flow that were promulgated by CAC and became effective on March 22, 2024. We are also not subject to network data security review by the CAC, since we currently do not conduct network data processing activities that affect or may affect national security, which we understand might otherwise subject us to the Regulation on Network Data Security Management. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. As advised by Dacheng, we are required to complete necessary filing procedures pursuant to the Trial Measures within three working days after the completion of this offering. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Notwithstanding the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our listing on a U.S. stock exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor prior to September 29, 2022, Friedman LLP (“Friedman”), which combined with Marcum LLP effective September 1, 2022, and our auditor for the period between September 29, 2022 and July 9, 2023, Marcum Asia CPAs LLP (“Marcum Asia”), which is a subsidiary of Marcum LLP, had been inspected by the PCAOB on a regular basis in the audit periods, and our new auditor Assentsure PAC (“Assentsure”) since July 10, 2023, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure is headquartered in Singapore, and is inspected by the PCAOB on a regular basis. None of the three auditors is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. See “Prospectus Summary—Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences.”

The cash transfers and transfers of other assets that occurred among our Company, our subsidiaries, and the VIEs included the following intercompany borrowings, raw material transfers, and product transfers: (i) during the fiscal year ended December 31, 2024, Xinjiang United Family received raw materials from the VIEs in the approximate amount of $4,197,240, and transferred cash (as working capital), raw materials and products to the VIEs in the approximate amount of $661,983, $1,603,664, and $2,983,019, respectively; and (ii) during the fiscal year ended December 31, 2023, Xinjiang United Family received from the VIEs cash and raw materials in the approximate amount of $1,542,178 and $1,400,536, respectively, and transferred to the VIEs raw materials and products in the approximate amount of $1,845,098 and $3,413,933, respectively. For more detailed discussion of how cash and other assets are transferred among our Company, our subsidiaries, and the VIEs, see “Prospectus Summary—Asset Transfers Between Our Company, Our Subsidiaries, and the VIEs,” “Prospectus Summary—Selected Condensed Consolidating Financial Schedule of Chanson International and Its Subsidiaries and the VIEs,” and our audited consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022 as incorporated by reference into this prospectus. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIEs by the PRC government to transfer cash. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIEs by the PRC government to transfer cash” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, as of the date of this prospectus, we do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures “Implications of Our Being an ‘Emerging Growth Company’” beginning on page 12 of this prospectus for more information

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we or any selling shareholder may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $300,000,000.

This prospectus provides you with a general description of the securities we or selling shareholders may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Chanson 23rd Street” are to Chanson 23rd Street LLC, a New York limited liability company, which is wholly owned by Chanson NY (as defined below);

●	“Chanson 3rd Ave” are to Chanson 1293 3rd Ave LLC, a New York limited liability company, which is wholly owned by Chanson NY;

●	“Chanson Broadway” are to Chanson 2040 Broadway LLC, a New York limited liability company, which is wholly owned by Chanson NY;

●	“Chanson Greenwich” are to Chanson 355 Greenwich LLC, a New York limited liability company, which was wholly owned by Chanson NY and dissolved on August 28, 2024;

●	“Chanson International,” “we,” “us,” “our Company,” or the “Company” are to Chanson International Holding, an exempted company with limited liability incorporated and registered under the laws of Cayman Islands;

●	“Chanson NY” are to George Chanson (NY) Corp., a New York corporation, which is wholly owned by Xinjiang United Family (as defined below);

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Chanson International, par value $0.08 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Chanson International, par value $0.08 per share;

●	“Deen Global” are to our wholly owned subsidiary, Deen Global Limited, a British Virgin Islands company;

●	“Jenyd” are to Deen Global’s wholly owned subsidiary, Jenyd Holdings Limited, a Hong Kong corporation;

●	“ordinary shares” or “Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“the operating entities” are to Xinjiang United Family and its branch offices, the VIEs, and the U.S. Stores (as defined below);

●	the “PRC Stores” are to a bakery chain consisting of 55 stores in business operated by Xinjiang United Family and the VIEs under our “George ChansonTM” brand in Xinjiang;

●	the “U.S. Stores” are to Chanson 23rd Street, Chanson Broadway and Chanson 3rd Ave;

●	the “September 2024 Offering” means the follow-on public offering of the Company closed on September 17, 2024 pursuant to which the Company sold (i) 8,980,251 Class A Ordinary Shares, and (ii) 8,980,251 common warrants to purchase 8,980,251 Class A Ordinary Shares, at an exercise price of $0.972 per shares, at a combined public offering price of $0.81 per share and accompanying common warrant;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“VIE” are to variable interest entity;

●	“Xinjiang” are to the Xinjiang Uygur Autonomous Region of the PRC; and

●	“Xinjiang United Family” or “our PRC subsidiary” are to Xinjiang United Family Trading Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Jenyd.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As of the date of this prospectus, as a holding company with no material operations of our own, we conduct our business through:

(i)	an association between Xinjiang United Family and the VIEs known as the “United Family Group” or “UFG”: 53 of the entities that comprise UFG (each a “UFG Entity” and, collectively, the “UFG Entities”) are owned independently by the chairman of our board of directors (“the Chairman”), Mr. Gang Li, and two of the entities are owned independently by Ms. Hui Wang, the Marketing Director of Xinjiang United Family. Mr. Gang Li and Ms. Hui Wang are referred herein individually as a “UFG Operator” and collectively as the “UFG Operators.” For accounting purposes, we control and receive the economic benefits of the UFG Entities through the VIE Agreements, which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. For more details on the United Family Group, please see “—The United Family Group.” Our Class A Ordinary Shares are shares of Chanson International, the offshore holding company in the Cayman Islands, instead of shares of Xinjiang United Family or the UFG Entities. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIEs. As a result of our use of the VIE structure, investors may never directly hold equity interests in the UFG Entities;

(ii)	Xinjiang United Family and its three branches; and

(iii)	Chanson 23rd Street, Chanson 3rd Ave and Chanson Broadway.

The following diagram illustrates our corporate structure as of the date of this prospectus, without taking into account the effect of this offering:

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 2,700,000 Class A Ordinary Shares and 5,670,000 Class B Ordinary Shares beneficially owned by Gang Li, the 100% owner of Danton Global Limited, as of the date of this prospectus.

(2)	Represents 270,000 Class A Ordinary Shares beneficially owned by Jihong Cai, the 100% owner of Haily Global Limited, as of the date of this prospectus.

The following is a complete list of the stores of Xinjiang United Family and UFG as of the date of this prospectus, together with their recognized commercial name and relationship to Xinjiang United Family.

	Legal Name of Entity	Commercial Name	Nature of Entity
1	Urumqi Midong District George Chanson Bakery	Midong	Part of UFG – owned 100% by Mr. Gang Li and operated under VIE agreements among Mr. Gang Li, this entity, and Xinjiang United Family
2	Shayibake District Yining Rd. George Chanson Bakery	Dehui Wanda	Same as above
3	Changji George Chanson Bakery	Changji Huijia	Same as above
4	Tianshan District Xinhua North Rd. George Chanson Bakery	Hongshan	Same as above
5	Tianshan District Xinmin Rd. George Chanson Bakery	Beimen	Same as above
6	Tianshan District Minzhu Rd. George Chanson Bakery	Minzhu	Same as above
7	Tianshan District Jianquan No.3 Rd. George Chanson Bakery	Riyue Xingguang	Same as above
8	Tianshan District Jiefang North Rd. George Chanson Bakery	Wanyancheng	Same as above
9	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	Huarun Wanjia	Same as above
10	Xinshi District Changchun South Rd. George Chanson Bakery	Changchun Road	Same as above
11	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	Huijia Third Floor	Same as above
12	Xinshi District Suzhou East Rd. Chanson Bakery	Baishang	Same as above
13	Xinshi District South No.3 Rd. Chanson Bakery	Railway Bureau	Same as above
14	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	Economics Development Wanda	Same as above
15	Shayibake District Youhao South Rd. Chanson Bakery	Hongshan Lifestyle Store	Same as above
16	Shuimogou District South Nanhu Rd. George Chanson Bakery	Nanhu	Same as above
17	Xinshi District Hebei East Rd. George Chanson Bakery	Hebei Road Huarun	Same as above
18	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	Degang Wanda	Same as above
19	Shayibake District Karamay West Rd. Chanson Bakery	Xinbei Yuanchun	Same as above
20	Shayibake District Qitai Rd. Hemeijia Chanson Bakery	Dehui Wangda Fourth Floor	Same as above
21	Tianshan District Qingnian Rd. Chanson Bakery	Qingnian Road Haojiaxiang	Same as above
22	Xinshi District Liyushan North Rd. Hemeijia Bakery	Vanke Jincheng Huafu	Same as above
23	Xinshi District Changchun North Rd. Chanson Bakery	Gaoxin Wanda	Same as above

24	Shayibake District Youhao North Road Chanson Coffee Bakery	Soul●Song Meimei No. 2	Same as above
25	Tianshan District Jiefang North Rd. Chanson Coffee Bakery	Soul●Song Wanyan Cheng	Same as above
26	Tianshan District Wenhua Rd. Chanson Coffee Bakery	Soul●Song Wenhua Road	Same as above
27	Tianshan District Minzhu Rd. Heimeijie Coffee and Food Store	Soul●Song Minzhu Road	Same as above
28	Tianshan District Cuiquan Rd. George Chanson Bakery	Vanke Tianshanli	Same as above
29	Tianshan District Cuiquan Rd. Coffee and Food Store	Soul●Song Vanke Tianshanli	Same as above
30	Xinshi District Changchun North Rd. Chanson Coffee and Food Store	Soul●Song Gaoxin Wanda	Same as above
31	Tianshan District Wenhua Rd. Chanson Coffee and Food Store	Soul●Song Mali Hospital	Same as above
32	Urumqi Economics and Technology Development District Toutunhe Chanson Coffee and Food Store	Soul●Song Aidi Dajiang	Same as above
33	Tianshan District Dongquan Rd. United Family Chanson Bakery	Shijie Guanjun No.1	Same as above
34	Tianshan District Dongquan Rd. United Family Bakery	Shijie Guanjun No.2	Same as above
35	Shuimogou District Wenquan North Rd. United Family Chanson Bakery	Shijie Gongyuan	Same as above
36	Xinshi District Changchun South Rd. United Family Bakery	Meiju Phase Three Store	Same as above
37	Xinshi District Changsha Rd. United Family Chanson Bakery	Zhongnan Shangyue Cheng store	Same as above
38	Xinshi District Yinbin Rd. United Family George Chanson Bakery	Laiyin Zhuangyuan Store	Same as above
39	Xinshi District Suzhou East Rd. United Family Chanson Bakery	Xinzhou City Garden Store	Same as above
40	Tianshan District Dawan South Rd. Hemeijia George Chanson Bakery	Tianshan Vanke	Same as above
41	Shuimogou District Fengxiang Street Hemeijia George Chanson Bakery	Zijin Hui	Same as above
42	Shuimogou District Fengxiang Street Hemeijia Song Coffee and Food Shop	Soul●Song Zijin Hui	Same as above
43	Xinshi District Siping Road Hemeijia George Chanson Bakery	Tongjia Peacock Mansion	Same as above
44	Shayibake District Karamay West Street George Chanson Bakery	Karamay West Street	Same as above
45	Shayibake District, Altay Road, Hemeijia George Chanson Bakery	Jiaheyuan	Same as above
46	Shayibake District, Yangtze River Road, Hemeijia Chanson Bakery	Yangtze River Road	Same as above
47	Xinshi District Hebei East Road George Chanson Hemeijia Bakery	Kangcheng Golf	Same as above

48	Tianshan District, Zhongqiao Second Alley, Meijia Song Coffee and Food Shop	Soul●Song Zhongqiao Second Alley	Same as above
49	Gaoxin District (Xinshi District) Kashi East Road Chanson Hemeijia Bakery	Wuyue Garden City	Same as above
50	Gaoxin District (Xinshi District) Kashi East Road Hemeijia Song Coffee and Food Shop	Soul●Song Wuyue Garden City	Same as above
51	Gaoxin District (Xinshi District) East Station Road Chanson Hemeijia Bakery	Dongzhan Road Four Seasons Flower City	Same as above
52	Urumqi Midong District Chanson Bakery	Midong Wuyue Plaza	Same as above
53	Gaoxin District (Xinshi District) Beijing North Road Chanson Meijia Bakery	Jiafengyuan	Same as above
54	Shuimogou District Hongguangshan Rd. Chanson Bakery	Wuyue Square	Part of UFG – owned 100% by Ms. Hui Wang and operated under agreements among Ms. Hui Wang, this entity, and Xinjiang United Family
55	Xinshi District Beijing South Rd. George Chanson Bakery	Xidan	Same as above
56	Xinjiang United Family Trading Co., Ltd. Tianshan District Chanson Bakery	Tianbai	A branch office of Xinjiang United Family
57	Xinjiang United Family Trading Co., Ltd. Chanson Bakery Urumqi Branch	Wenhua	A branch office of Xinjiang United Family
58	Xinjiang United Family Trading Co., Ltd. Urumqi Meimei Chanson Bakery	Meimei	A branch office of Xinjiang United Family
59	Xinjiang United Family Trading Co., Ltd. Coffee Bakery Branch	Meimei No.3	A branch office of Xinjiang United Family
60	Xinjiang United Family Trading Co., Ltd. Ruitai Chanson Bakery	Ruitai	A store operated by Xinjiang United Family, not a separate legal entity
61	Chanson 23rd Street LLC	Chanson 23rd Street	A wholly owned indirect subsidiary of Xinjiang United Family
62	Chanson 1293 3rd Ave LLC	Chanson 3rd Ave	Same as above.
63	Chanson 2040 Broadway LLC	Chanson Broadway	Same as above.

For ease of reference, unless it is necessary to the understanding of the context to differentiate, throughout this prospectus we will refer to all the above entities collectively as our “stores” and, to the extent we refer to a specific entity listed in the table above, we refer to such entity by its commercial name.

The United Family Group

Each UFG Entity was established as an individually-owned business and, for accounting purposes, Xinjiang United Family controls the UFG Entities through the VIE Agreements, which enables us to consolidate the financial results of the UFG Entities in our consolidated financial statements. The VIE Agreements are designed so that the operations of the VIEs are solely for the benefit of Xinjiang United Family and ultimately, the Company, as a result of our direct ownership in Xinjiang United family. As such, under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIEs for accounting purposes only and must consolidate the VIEs because it met the conditions under U.S. GAAP to consolidate the VIEs.

UFG’s revenue accounted for 62%, 54%, and 39% of our total revenue for the years ended December 31, 2024, 2023, and 2022, respectively. As of the date of this prospectus, UFG consists of 55 VIEs. Our Chairman, Mr. Gang Li, is the sole owner of 53 UFG Entities, and Ms. Hui Wang, the Marketing Director of Xinjiang United Family, is the sole owner of two UFG Entities.

For more information about VIEs and the VIE Agreements, see “Item 3. Key Information— The United Family Group” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Business Overview

The PRC Stores and the U.S. Stores manufacture and sell a wide selection of bakery products, seasonal products (i.e. products sold during particular holiday seasons), and beverage products; some of these stores also offer eat-in services. The PRC Stores and the U.S. Stores currently focus their business in Xinjiang of the PRC and New York City, respectively. The PRC Stores and the U.S. Stores aim to make healthy, nutritious, and ready-to-eat food through advanced facilities and industry research and to create a comfortable, yet distinguishable store environment in which customers can enjoy their products.

The PRC Stores are a bakery chain consisting of 60 stores operated by Xinjiang United Family and the VIEs, under the “George●Chanson” brand in Xinjiang, and the U.S. Stores, which consist of three stores in the U.S., sell their products in New York City. Selling through directly-operated stores, instead of franchise stores, allows the operating entities to run their entire operation more efficiently and to exercise greater control over the quality of products and the presentation of their brand, and to better manage customer experience in the stores. The current customer base of the PRC Stores and the U.S. Stores consists of both individual and corporate customers. To expand their customer base, the PRC Stores and the U.S. Stores have developed a variety of marketing and sale strategies, such as increasing their presence on social media platforms, devising pricing and discounting programs, and improving customer in-store experience.

The PRC Stores manufacture the majority of bakery products in their central factory located in Urumqi, Xinjiang, prepare beverage products within the stores, and contract third-party manufacturers to produce seasonal products. The U.S. Stores bake bakery products, prepare breakfast, lunch and all-day brunch, bar food, and other light meals for eat in, and make beverage products all within the kitchen in the store. To ensure the quality and safety of their products, the PRC Stores and the U.S. Stores procure raw materials, including flour, eggs, and milk, from renowned suppliers with a record of consistently supplying high-quality raw materials over decades in the food industry. In addition, the PRC Stores and the U.S. Stores have implemented a rigorous quality control system covering their entire operation process and mandated internal training to improve their employees’ awareness and knowledge of food safety.

For the years ended December 31, 2024, 2023, and 2022, we had total revenue of $18,227,537, $17,252,662, and $13,272,075, respectively, and net income of $756,285, net income of $33,588, and net loss of $1,288,205, respectively. The PRC Stores accounted for 88.5%, 82.9%, and 71.6% of our total revenue for those fiscal years, respectively, and the U.S. Stores accounted for 11.5%, 17.1%, and 28.4%, respectively.

The PRC Stores primarily generate revenue through sale of bakery products, seasonal products, and beverage products. For the years ended December 31, 2024, 2023, and 2022, revenue derived from sale of bakery products accounted for 91.6%, 87.6%, and 91.7%, of the PRC Stores’ revenue, respectively, revenue derived from sale of seasonal products accounted for 6.1%, 9.1%, and 7.3%, respectively, and revenue derived from sale of beverage products accounted for 2.3%, 3.3%, and 1.0%, respectively.

The U.S. Stores primarily generate revenue through offering eat-in services and sale of bakery products and beverage products. For the years ended December 31, 2024, 2023, and 2022, revenue derived from offering eat-in services accounted for 14.5%, 27.0%, and 29.6% of the U.S. Stores’ revenue, respectively, revenue derived from sale of bakery products accounted for 24.3%, 15.1%, and 16.2%, respectively, and revenue derived from sale of beverage products accounted for 61.2%, 57.9%, and 54.2%, respectively.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	trendy brand reflecting healthy food concepts;

●	strict quality control;

●	advanced industry research and constant product innovation;

●	advantageous information management system;

●	well-developed distribution network in Xinjiang; and

●	experienced management and professional teams.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by pursuing the following strategies:

●	expand into new markets by opening new stores;

●	enhance in-store customer experience and customer services;

●	keep implementing healthy and nutritious diet principles in product development; and

●	increase brand awareness.

Inflation and Supply Chain Impacts

As of the date of this prospectus, the PRC Stores have not been materially impacted by inflation or supply chain disruptions as their raw material, electricity, and fuel prices and labor costs remain stable and the PRC Stores have been regularly introducing new products and adjusting the prices for their existing products.

Rising inflation, geopolitical conflicts, including the recent war in Ukraine, and the related supply chain disruptions have had a direct or indirect impact on the business and operations of the U.S. Stores.

The annual inflation rate in the U.S. was 2.9% in 2024, according to the Council of Economic Advisers. Increases in the inflation rate of prices of commodities that are inputs to the products and services of the U.S. Stores, such as agricultural and energy commodities, have led to higher raw material, fuel, freight, warehousing, and labor costs and operating expenses. If the disposable income of the customers of the U.S. Stores does not increase at a similar rate as inflation does, the U.S. Stores’ sales could suffer, which could materially and adversely affect their business and financial condition and cause the U.S. Stores to have additional working capital needs. However, the U.S. Stores cannot predict whether or how long the higher inflation rates will persist. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The operating entities’ inability to source raw materials or other inputs of an acceptable type or quality could adversely affect their results of operations” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

In addition, although the U.S. Stores do not have any operations outside of the U.S. nor any business relationships, connections to, or assets in, Russia, Belarus, or Ukraine, their business, financial condition, and results of operations have been, and could continue to be, indirectly and adversely affected by the ongoing military conflict between Russia and Ukraine. Such impact arises from: (i) volatility in the global supply of wheat, corn, barley, sunflower oil, and other agricultural commodities; (ii) higher food prices due to supply constraints and the general inflationary impact of the war; (iii) increases in energy prices globally, in particular for electricity and fossil fuels, such as crude oil and natural gas, and related transportation, freight, and warehousing costs; and (iv) disruptions to logistics and supply chains. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The PRC Stores and the U.S. Stores are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Their business, financial condition, and results of operations may be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

The impact of supply chains of the U.S. Stores from rising inflation and geopolitical tensions primarily consists of (i) higher purchase prices and fuel, freight, and warehousing costs for raw materials and other products, (ii) delays in the manufacturing, processing, and transportation of raw materials and other products; and (iii) logistics and operational disruptions. Future interruptions or friction in the supply chains of the U.S. Stores, as well as anticipation of interruptions or friction, may cause them to be unable to meet customer demand, retain extra inventory, and make operational plans with less precision. Each of these impacts, if the U.S. Stores are affected more than their competitors, could materially and adversely affect their business, adversely impact their prices and/or margins, and cause them to have additional working capital needs.

In 2022, to mitigate the increases in costs and expenses described above, the U.S. Stores implemented more stringent and accurate inventory management and upgraded their menus to introduce new products, such as the cocktail products, with higher prices and increase the prices of existing products. However, if the costs and expenses described above continue to increase, there can be assurance that the U.S. Stores can continue to increase prices to maintain their margins. Lower margins could adversely impact the profitability of the businesses of the U.S. Stores. If the amounts the U.S. Stores charge their customers increase at a rate that is either unaffordable to their customers or insufficient to compensate for the rise in their material costs and operational expenses, their business may be materially and adversely affected, their product margin may deteriorate, and they may have additional working capital needs. We do not believe that such mitigation efforts have introduced any other new material risks, including, but not limited to, those related to product quality or reliability or regulatory approval. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The inability of the PRC Stores and the U.S. Stores to pass on price increases for materials or other inputs to their customers could adversely affect our results of operations” in the 2024 Annual Report, which is incorporated in this prospectus by reference. In order to mitigate the potential adverse impact of price increases on their financial condition and results of operations, the U.S. Stores plan to continue to improve their operating efficiency and further strengthen their bargaining power with their suppliers through the continued expansion of their store network.

Risks Associated with being based in the PRC

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIEs have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review with the CAC under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We have not been notified by relevant government departments or local authorities for data security assessment, and our data have not been publicly released as important data. Therefore, we do not need to declare our data for security assessment as important data to exit the country, under the Provisions on Regulating and Facilitating Cross-Border Data Flow that were promulgated by CAC and became effective on March 22, 2024. We are also not subject to national security review by the relevant authorities, since we currently do not conduct network data processing activities that may affect national security, which we understand might otherwise subject us to the Regulation on Network Data Security Management. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or the PRC operating entities’ ability to conduct business or our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiary and the VIEs engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, we are required to complete the filing procedures within three working days after the completion of this offering. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report, which is incorporated in this prospectus by reference. Other than the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor prior to September 29, 2022, Friedman, which combined with Marcum LLP effective September 1, 2022, and our auditor for the period between September 29, 2022 and July 9, 2023, Marcum Asia, had been inspected by the PCAOB on a regular basis in the audit periods, and, Assentsure, our new auditor since July 10, 2023, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure is headquartered in Singapore, and will be inspected by the PCAOB on a regular basis. None of the three auditors is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the “Consolidated Appropriations Act” was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Permissions Required from PRC Authorities

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Further, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to subsequent securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures state that any post-listing follow-on offering by an issuer in a same overseas market, including issuance of shares, convertible notes where it has previously offered and other similar listed securities, shall be subject to filing requirement with the CSRC within three business days after the completion of the offering.   If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Mergers & Acquisitions and Overseas Listings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

Based on the foregoing, we are required to complete the filing procedures in relation to this offering within three working days after the completion of this offering pursuant to the Trial Measures.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, our subsidiaries, or the VIEs to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Other than the foregoing, as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission or approval from any PRC authorities for our subsidiaries or the VIEs’ operations and to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. Pursuant to the PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules, any dividends paid by Xinjiang United Family to Jenyd will be subject to a withholding tax rate of 10%. However, if Jenyd is determined by the relevant PRC tax authority to have satisfied the relevant conditions and requirements under the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (“Double Tax Avoidance Arrangement”) and other applicable laws, the 10% withholding tax on the dividends Jenyd receives from Xinjiang United Family may be reduced to 5%. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Current PRC regulations permit our indirect PRC subsidiary to pay dividends to Jenyd only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Class A Ordinary Shares or Class B Ordinary Shares.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies, without prior approval of State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Specifically, without prior approval of SAFE, cash generated from the operations in PRC may be used to pay dividends to our Company. As of the date of this prospectus, our PRC subsidiary, Xinjiang United Family, has conducted the foreign exchange registration related to our Company under the existing PRC foreign exchange regulations, which enables our PRC subsidiary to legally distribute their earnings to our Company.

Our Company’s ability to settle amounts owed under the VIE Agreements relies upon payments made from the VIEs to Xinjiang United Family in accordance with the VIE Agreements. For services rendered to the UFG Entity by Xinjiang United Family under the Exclusive Service Agreement, Xinjiang United Family is entitled to collect a service fee equal to the net profit after tax of the UFG Entity. Pursuant to the Call Option Agreement, Xinjiang United Family may at any time and under any circumstances, require the UFG Operator to transfer, at its discretion, to the extent permitted under PRC law, all or part of the UFG Operator’s assets in the UFG Entity to Xinjiang United Family (or its designee). For restrictions and limitations on our ability to settle amounts owed under the VIE Agreements, please see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements with the UFG Entities and the UFG Operators may not be effective in providing control over the UFG Entities” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government determines that the VIE Agreements do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIEs, and our Class A Ordinary Shares may decline in value or become worthless” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are not required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our IPO.

We intend to take advantage of all of these reduced reporting requirements and exemptions, other than the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Following the completion of this offering, Mr. Gang Li, will continue to own a majority of the aggregate voting power of our issued and outstanding ordinary shares and will be able to determine all matters requiring approval by our shareholders. As such, we will continue to be deemed a “controlled company” under Nasdaq Listing Rules 5615(c). As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market—Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Corporate Information

Our principal executive offices are located at B9 Xinjiang Chuangbo Zhigu Industrial Park, No. 100 Guangyuan Road, Shuimogou District, Urumqi, Xinjiang, China 830017, and our phone number is +86-0991-2302709. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002 Cayman Islands, and the phone number of our registered office is +1-345-949-8599. We maintain corporate websites at www.ir.chanson-international.net, www.patisseriechanson.us, and www.thymebarnyc.com. The information contained in, or accessible from, our websites or any other website does not constitute a part of this prospectus. Our agent for service of process in the U.S. is George Chanson (NY) Corp., located at 41 Madison Avenue, New York, NY 10010.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $300,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

We will not receive any proceeds from the sale of our Class A ordinary shares by the selling shareholders (if any).

DESCRIPTION OF SHARE CAPITAL

Information contained under the heading “Item 10. Additional Information” in the 2024 Annual Report is incorporated into this prospectus by reference.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We will issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we or the selling shareholders will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or the selling shareholders, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

SELLING SHAREHOLDERS

Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell Class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

EXPENSES

We will incur a SEC registration fee of $45,930, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Dacheng. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2024, and for each of the two years in the period ended December 31, 2024, incorporated by reference into this prospectus from our 2024 annual report on Form 20-F for the year ended December 31, 2024, have been audited by Assentsure, an independent registered public accounting firm, as stated in their report. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Assentsure is located at 180B Bencoolen Street, #03-01, Singapore 189648.

The consolidated financial statements as of December 31, 2022, and for the year ended December 31, 2022, incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended December 31, 2024, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report (which report is dated May 1, 2023), given upon their authority as experts in auditing and accounting. This report contains an explanatory paragraph regarding the adjustments described in Note 17 to retrospectively apply the changes to 2022 numbers and disclosures as a result of the adoption of ASU 2023-07, Segment Reporting. They were not engaged to audit, review or apply any procedures to these adjustments. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on April 8, 2025, May 13, 2025, June 18, 2025, July 29, 2025, August 21, 2025, August 22, 2025 and September 5, 2025;

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on March 24, 2023, the description of securities contained in the exhibit 2.2 to the 2024 Annual Report filed with the SEC on April 4, 2025;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Chanson International Holding

B9 Xinjiang Chuangbo Zhigu Industrial Park

No. 100 Guangyuan Road, Shuimogou District

Urumqi, Xinjiang, China 830017

+86-0991-2302709

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a different body of securities laws as compared to the U.S. and provides less protection for investors than the U.S. Additionally, Cayman Islands companies may not have standing to sue in the federal courts of the U.S.

Most of our operations are conducted in the PRC and most of our assets are located in the PRC. In addition, substantially all of our directors and officers are nationals or residents of the PRC and a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

We have appointed George Chanson (NY) Corp. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the U.S. federal securities laws or securities laws of any U.S. state or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Dacheng, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state or (ii) entertain original actions brought in the PRC against us or our directors or officers predicated upon the U.S. federal securities laws or securities laws of any U.S. state.

Ogier (Cayman) LLP has further advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Dacheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the U.S. for the mutual recognition and enforcement of court judgments. Dacheng has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

37,500,000 Class A Ordinary Shares

Chanson International Holding

Prospectus Supplement

December 16, 2025